Jeffer, Mangels, Butler & Marmaro LLP Letterhead

July 3, 2001	56751-0002

Chicago Pizza & Brewery, Inc.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") which Chicago Pizza & Brewery, Inc., a California corporation (the "Corporation"), has filed with the Securities and Exchange Commission (the "Commission") on or about July 3, 2001. The Registration Statement is a post-effective amendment to the Corporation's Registration Statement on Form SB-2 filed with the Commission on June 28, 1996, as amended by the Corporation's Registration Statement on Form SB-2/A filed with the Commission on August 1, 1996 and the Corporation's Registration Statement on Form SB-2/A filed with the Commission on August 22, 1996 (File No. 333-5182-LA), and declared effective on October 8, 1996.

    The Registration Statement covers 8,144,584 shares (the "Shares") of common stock of the Corporation, no par value (the "Common Stock") consisting of (i) 7,964,584 Shares which are issuable upon exercise of 7,964,584 outstanding Common Stock Purchase Warrants (the "Redeemable Warrants") which were issued by the Corporation to certain holders in connection with its initial public offering in October, 1996, and some of which were issued in private offerings and registered for resale at the time of the initial public offering, and (ii) 180,000 Shares which are issuable upon exercise of 180,000 outstanding warrants ("Representative's Warrants") issued by the Corporation to the representative of the underwriters in connection with the initial public offering. The Redeemable Warrants and the Representative's Warrants are sometimes collectively referred to herein as the "Warrants."

    We have examined (i) the Corporation's Articles of Incorporation, as amended and currently in effect; (ii) the form of Underwriting Agreement entered into between the Corporation and the representative attached as an exhibit to the Registration Statement; (iii) the corporate minutes of the Corporation relating to the issuance of the Shares and other factual matters; and (iv) such other documents and records as we have deemed necessary in order to render this opinion. In addition, we are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance of the Shares upon the exercise of the Warrants pursuant to the Registration Statement and the terms of a Prospectus (the "Prospectus") filed as part of the Registration Statement.

    On the basis of the foregoing, it is our opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), subject to the appropriate qualification of the Shares by the appropriate authorities of various states in which the Shares will be issued, and further subject to the payment of the exercise price of the Warrants in consideration of the issuance of the Shares, the Shares have been duly authorized and will, upon the issuance thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and nonassessable.

    We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Corporation as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

    The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than California are applicable to the subject matter hereof.

    The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                      Respectfully submitted,

                      /s/ JEFFER, MANGELS, BUTLER & MARMARO